United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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NAUTILUS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NAUTILUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. (the “Company”) will be held on Monday, June 6, 2005, at the Embassy Suites Hotel, 7900 NE 82nd Avenue, Portland, Oregon, 97220, beginning at 10:00 a.m. Pacific Daylight Time, for the following purposes:

1. To elect a board of directors, consisting of eight (8) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. To ratify the selection of the Company’s registered independent public accounting firm;

3. To approve and adopt the Nautilus, Inc. 2005 Long Term Incentive Plan; and

4. To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on April 11, 2005, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting at which management will present a review of the Company’s operations for the year ended December 31, 2004. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors

WILLIAM D. MEADOWCROFT
Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

April 15, 2005

2005 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

NAUTILUS, INC.

1400 NE 136th Avenue

Vancouver, Washington 98684

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On June 6, 2005

General

Our Board of Directors is furnishing this proxy statement and the accompanying Annual Report to Shareholders, notice of annual meeting and proxy card in connection with its solicitation of proxies for use at our 2005 annual meeting of shareholders or any adjournment thereof. The annual meeting will be held on Monday, June 6, 2005, beginning at 10:00 a.m., Pacific Daylight Time at the following location:

Embassy Suites Hotel

7900 NE 82nd Avenue

Portland, Oregon 97220

We are bearing all expenses associated with this solicitation. Our officers or regular employees, without additional remuneration, may follow this written proxy solicitation with personal solicitation of shareholders in person or by telephone or facsimile transmission. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. The Company has retained Georgeson Shareholder to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement for out-of-pocket expenses.

Our Board of Directors has designated the two persons named on the enclosed proxy card, Greggory C. Hammann and William D. Meadowcroft, to serve as proxies in connection with the annual meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about April 25, 2005 to our shareholders of record on April 11, 2005.

Our principal executive offices are located at 1400 NE 136th Avenue, Vancouver, Washington 98684. Effective July 1, 2005, our principal executive offices will be located at 16400 SE Nautilus Drive, Vancouver, Washington 98683. As used in this proxy statement, the terms “we,” “our,” “us,” “Nautilus,” and “Company” refer to Nautilus, Inc. and its subsidiaries.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the annual meeting by:

•	delivering written notice of revocation to our Secretary;

•	delivering an executed proxy bearing a later date to our Secretary; or

•	attending the annual meeting and voting in person.

Record Date

Our Board of Directors has fixed the close of business on April 11, 2005 as the record date for determining which of our shareholders are entitled to notice of and to vote at the annual meeting. At the close of business on the record date, 33,190,288 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the annual meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Vote Required to Approve the Proposals

If a quorum is present at the annual meeting:

(i) the eight nominees who receive the greatest number of votes cast for the election of directors by the shares present and voting in person or by proxy will be elected as directors;

(ii) the ratification of Deloitte & Touche LLP as our registered independent public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it; and

(iii) the Nautilus, Inc. 2005 Long Term Incentive Plan will be approved and adopted if the number of votes cast in favor of the proposal exceeds the number of votes cast against it, provided that the total number of votes cast represents more than 50% of all shares entitled to vote on the proposal.

Effect of Abstentions

If you abstain from voting, your shares will be deemed present at the annual meeting for purposes of determining whether a quorum is present. Directors are elected by a plurality of the votes cast and only votes cast in favor of a nominee will have an effect on the outcome. Therefore, abstention from voting will not affect the outcome of the election. Abstentions will also not affect the outcome of the proposal to ratify Deloitte & Touche LLP as our registered independent public accounting firm or the proposal to approve and adopt the Nautilus, Inc. 2005 Long Term Incentive Plan.

Effect of Broker Non-Votes

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to the proposals to be voted upon at the annual meeting of shareholders. Thus, if you do not give your broker or nominee specific voting instructions, your shares may not be voted on these matters. Such “broker non-votes” will be counted for determining whether there is a quorum, but will not be counted as votes “for” or “against.” Thus broker non-votes will not have any effect on the election of directors or the ratification of Deloitte & Touche LLP as our registered independent public accounting firm. However, broker non-votes will also not be counted as votes “cast” for purposes of meeting the New York Stock Exchange requirement that the total number of votes cast represents more than 50% of all shares entitled to vote on the proposal to approve the Nautilus, Inc. 2005 Long Term Incentive Plan. Broker non-votes may therefore prevent this proposal from passing even if the number of votes cast in favor of the proposal exceed the number of votes cast against.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the annual meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the ratification of Deloitte & Touche LLP as our registered independent public accounting firm, and FOR the approval and adoption of the Nautilus, Inc. 2005 Long Term Incentive Plan. If other matters come before the annual meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Director Independence and Lead Independent Director

The Board of Directors has determined that the director nominees standing for election, except the Chief Executive Officer (the “CEO”), are each an “independent director” for purposes of the Company’s Corporate Governance Guidelines and Section 303A.02 of the Listed Company Manual of the New York Stock Exchange, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. The Board of Directors has further determined that each member of the three committees of the Board of Directors meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”) related to audit committee member independence.

In March 2004, the Board of Directors designated Peter A. Allen as the Lead Independent Director pursuant to the Company’s Corporate Governance Policies. The Lead Independent Director presides at the executive sessions of the Board of Directors and reviews and consults with the Chairman and Chief Executive Officer concerning the agenda for each regular meeting of the Board. The Lead Independent Director may also periodically help schedule or conduct separate meetings of the independent directors and perform such other duties as may be determined by the Board of Directors.

Board Structure and Committee Composition

Our Board of Directors currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The full text of each committee charter and our Corporate Governance Guidelines are available on the Company’s website located at www.nautilus.com.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other financial information furnished by the Company, the Company’s compliance with legal and regulatory requirements, the Company’s systems of internal accounting and financial controls, the registered independent public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function and registered independent public accounting firm. In fulfilling its duties, the Audit Committee, among other things, shall:

(a) have the sole authority and responsibility to select, evaluate and, where appropriate, replace the registered independent public accounting firm;

(b) review and discuss with management and the registered independent public accounting firm, prior to release to the general public and legal and regulatory agencies, the annual audited financial statements and quarterly financial statements, including disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements;

(c) review and discuss the Company’s major financial risk exposures and steps taken by management to monitor and mitigate such exposures;

(d) review with management and the internal audit manager the internal audit charter and plan, and the purpose, authority, activities, staffing and organizational structure of the internal audit function;

(e) review and discuss with management and the registered independent public accounting firm, the effectiveness of the Company’s internal financial controls and the internal audit function, including compliance with The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing; and

(f) establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing matters or violations of the Company’s code of ethics.

Directors Robert S. Falcone (Chairman), Paul F. Little and Donald W. Keeble serve on the Audit Committee. The Board of Directors has determined that Mr. Falcone is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. Each member of the Audit Committee is financially literate, knowledgeable and able to review and understand financial statements. In 2004, the Audit Committee met seven (7) times.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer compensation plans, policies and programs of the Company. The Compensation Committee also acts as the administrator of the Company’s 1995 Stock Option Plan. In fulfilling its duties, the Compensation Committee, among other things shall:

(a) review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer, and (ii) evaluate the chief executive officer’s performance in light of these established goals and objectives, and based upon these evaluations, shall set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

(b) review and approve on an annual basis the evaluation process and compensation structure for the Company’s senior executive officers, and (ii) evaluate the performance of the Company’s senior executive officers and shall approve the annual compensation, including salary, bonus, incentive and equity compensation, for such senior executive officers;

(c) review the Company’s stock option and other stock-based plans and recommend changes in such plans to the Board as needed; and

(d) prepare and publish an annual executive compensation report in the Company’s proxy statement.

Directors Peter A. Allen (Chairman), Frederick T. Hull, Diane L. Neal and James M. Weber serve on the Compensation Committee. In 2004, the Compensation Committee met nine (9) times and took action by unanimous written consent two (2) times.

The Nominating and Corporate Governance Committee

Under the terms of its charter, the Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the membership and function of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Nominating and Corporate Governance Committee, among other things, shall:

(a) identify individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval at the annual meeting;

(b) review the Board’s committee structure and recommend to the Board for its approval directors to serve as members of each committee;

(c) develop and recommend to the Board for its approval a set of corporate governance guidelines;

(d) develop and recommend to the Board for its approval an annual self-evaluation process of the Board and its committees; and

(e) review on an annual basis director compensation and benefits.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Nominating and Corporate Governance Committee, Attention: Chairman, Nautilus, Inc., 1400 NE 136th Avenue, Vancouver, WA 98684. After July 1, 2005, recommendations should be submitted to 16400 SE Nautilus Drive, Vancouver, Washington 98683. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominees of the Nominating and Corporate Governance Committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board of Directors, the Nominating and Corporate Governance Committee considers a candidate’s quality of experience, the needs of the Company and the range of talent and experience represented on the Board. In evaluating particular candidates, the Committee will review the nominee’s personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Committee will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities.

The Nominating and Corporate Governance Committee is composed of Peter A. Allen (Chairman), Frederick T. Hull, Diane L. Neal and James M. Weber. In 2004, The Nominating and Corporate Governance Committee met five (5) times.

Meeting Attendance

In 2004, the Company’s Board of Directors held six (6) meetings. During 2004, no director attended fewer than 75% of the meetings of the Board of Directors or any committees of which the director was a member.

All Board members are expected to prepare for, attend and participate in meetings of the Board and of committees on which they serve. The Board of Directors does not currently have a specific policy with regard to attendance of Board members at our annual meeting of shareholders; however, we attempt to hold a regularly scheduled Board meeting in conjunction with our annual meeting of shareholders.

Code of Business Conduct and Ethics

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which is a code of conduct and ethics that applies to all of our directors, officers and employees, including our principal executive officer and our principal financial officer. The Code of Ethics provides that only the Board of Directors may make a waiver of the Code of Ethics for officers and directors.

You can view the Code of Ethics on our website at www.nautilus.com. A copy of the Code of Ethics will be provided in print without charge to any shareholder who submits a request in writing to Corporate Communications, Nautilus, Inc., 1400 NE 136th Avenue, Vancouver, Washington 98684. Effective July 1, 2005 all requests should be sent to 16400 SE Nautilus Drive, Vancouver, Washington 98683.

DIRECTOR COMPENSATION

The following table provides information on the Company’s compensation and reimbursement practices for non-employee directors. Director compensation increased to the amounts shown below on June 7, 2004. Prior to June 7, 2004 outside directors received an annual retainer of $25,000, Board and committee meeting fees of $1,000 per day, plus travel expenses, and annual stock option grants exercisable for 5,000 shares of common stock.

Non-Employee Director Compensation Table for 2004

Annual Retainer (payable monthly)	$ 35,000
Board Meeting Fee (for meetings with a duration in excess of one hour)	$ 2,000
Committee Meeting Fee (for meetings with a duration in excess of one hour)	$ 2,000
Annual Audit Committee Chairman Fee (payable monthly)	$ 10,000
Annual Compensation Committee Chairman Fee (payable monthly)	$ 5,000
Annual Nominating & Corporate Governance Committee Chairman Fee (payable monthly)	$ 5,000
Annual Stock Option Grants (on date of election or re-election to the Board)	10,000 shares

On June 7, 2004, our Board of Directors granted to each non-employee director an option to purchase 10,000 shares of our common stock at an exercise price equal to the market price of our common stock at close of trading on the New York Stock Exchange on the date prior to the grant date ($15.66 per share). The options vest fully after one year. Directors who are Company employees receive no additional or special remuneration for serving as directors.

Shareholder Communications with Directors

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: Nautilus, Inc., 1400 NE 136th Avenue, Vancouver, Washington 98684. Effective July 1, 2005 all correspondence should be sent to 16400 SE Nautilus Drive, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

PROPOSAL NO.1

ELECTION OF DIRECTORS

In accordance with our amended and restated bylaws, our Board of Directors shall be comprised of no less than five and no more than fifteen directors, with the specific number to be determined by our Board of Directors. At the time of this proxy statement, the Board has eight directors.

Nominees

At the annual meeting, our shareholders will elect a Board of eight directors to serve until the 2006 annual meeting or until their respective successors are elected and qualified. Our Board of Directors has nominated the individuals listed below to serve on our Board. All of the nominees currently are members of our Board of Directors. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, our Board of Directors may provide for a lesser number of directors or designate a substitute. If our Board of Directors designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than eight nominees.

Name	Age	Has Been a Director Since
Peter A. Allen	44	2002
Robert S. Falcone	58	2003
Greggory C. Hammann	42	2003
Frederick T. Hull	67	2001
Donald W. Keeble	55	2004
Paul F. Little	61	1999
Diane L. Neal	48	2004
James M. Weber	45	2001

Peter A. Allen has served on our Board of Directors since 2002. Mr. Allen is a Partner and Managing Director at Technology Partners International, a global consulting services firm. Technology Partners International advises major corporations in the evaluation, negotiation, implementation and management of outsourcing services agreements. Mr. Allen has maintained this position since July 2001. From December 1998 to June 2001, Mr. Allen served as Chairman, President and Chief Executive Officer of Data Dimensions, Inc., an IT consulting firm. Prior to that, Mr. Allen served as Vice President with Computer Sciences Corporation from 1990 to 1998. Computer Sciences Corporation is a leading global technology services firm specializing in systems integration, consulting and outsourcing. Mr. Allen received a B.S. in Computer Science from the University of Maryland.

Robert S. Falcone has served on our Board of Directors since 2003. Mr. Falcone, who has over 33 years of management and board experience, is President and Chief Executive Officer of Catalyst Acquisition Group. Mr. Falcone has maintained this position since January 2005. From 2003 to 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc., one of the world’s largest business consulting firms. Mr. Falcone is the former Senior Vice President and Chief Financial Officer of 800.com, an Internet retailer of consumer electronics, and was the Chief Financial Officer of Nike, Inc. from 1992 to 1998. He also spent over 21 years with Price Waterhouse LLP, the last 8 years as a partner. Mr. Falcone is a board member of RadioShack Corporation and International Microcomputer Software, Inc. and received his B.S. in Business Administration, Accounting from Villanova University.

Greggory C. Hammann has served on our Board of Directors and as President and Chief Executive Officer since joining Nautilus in July 2003. Mr. Hammann was appointed Chairman of the Board in March 2004. From 2001 to 2003, he served in a variety of executive positions with Levi Strauss and Company, a global leader in the apparel industry. From 1996 to 2000, Mr. Hammann held a variety of executive marketing and strategic planning positions with The Coca-Cola Company. Prior to Coca-Cola, he held various positions in sales, marketing and general management with companies including McLeodUSA, Rayovac, Famous Footwear, and Procter and Gamble. Mr. Hammann received a B.B.A. from the University of Iowa and a M.B.A. from the University of Wisconsin.

Frederick T. Hull has served on our Board of Directors since 2001. Mr. Hull, a veteran of 35 years with the Nestlé/Carnation Company, is the past President of Nestlé Brands Foodservice Company, the foodservice division of Nestlé USA. Currently, Mr. Hull serves on the advisory board of the Hotel and Restaurant School of California State Polytechnic University, Pomona, the advisory board of the School of Business at the University of Colorado, and is a board advisor to Anawah, Inc. Mr. Hull received a B.S. in Business Administration from the University of Colorado.

Donald W. Keeble joined the Board in July 2004. Mr. Keeble was with Kmart Corporation, a large consumer retail company, for 29 years, most recently as its President of Store Operations. Mr. Keeble is a managing partner of Harvard Group International, an executive search firm. He also serves as President of AKK Consulting, which provides management and organizational consulting to a broad range of businesses. Mr. Keeble has completed executive programs in business management and retailing with Harvard Business School, University of Michigan and Babson College, and has an undergraduate degree in Business Administration from Columbus State University.

Paul F. Little has served on our Board of Directors since 1999. Mr. Little is President of Westover Investments Inc., an investment company. From 1986 to 1999 he was a principal of a Toronto-based merchant bank, Gornitzki, Thompson & Little and President of GTL Securities Inc., a related securities dealer. From 1980 to 1985, Mr. Little was Vice President and Chief Financial Officer of Union Gas Ltd., a Canadian natural gas utility. Mr. Little currently serves on the boards of seven Canadian public companies including Barcode Holdings, Inc., Calfrac Well Services Ltd., Cutwater Capital Corporation, Denison Mines, Inc. (Chair), MCL Capital, Inc., Medisystem Technologies, Inc., and World Point Terminals, Inc. He is Chairman of privately-held Echelon General Insurance Company and has served on the Board of Visitors of the Graziadio School of Business at Pepperdine University since 2002. Mr. Little is a Canadian Chartered Accountant. He holds a M.B.A. from the University of British Columbia and a B.A. in Economics from the University of Toronto.

Diane L. Neal joined the Board in October 2004. Ms. Neal has over 24 years of consumer retail experience and most recently joined Gap, Inc, a global leader in retail apparel, as Senior Vice President Merchandising for Gap Outlet. Ms. Neal has held this position since November 2004. From 1999 to 2004 Ms. Neal held a variety of positions at Target Corporation, a large general merchandise retailer, including President of the Mervyn’s subsidiary. Ms. Neal has a degree in business from Michigan State University.

James M. Weber has served on our Board of Directors since 2001. Mr. Weber became the President and Chief Executive Officer of Brooks Sports, Inc., a designer and marketer of athletic footwear, apparel and accessories, in April 2001. Prior to that, Mr. Weber served as Managing Director of U.S. Bancorp Piper Jaffray in its Seattle Investment Banking office from May 1999 to April 2001. Commencing in 1996, Mr. Weber was Chairman and Chief Executive Officer of Sims Sports, Inc., a leading action sports company. From 1990 to 1996, Mr. Weber was active in a variety of executive positions for The Coleman Company, Inc., including Vice President of Corporate Development, and President of O’Brien International, Inc. Mr. Weber received a M.B.A. from the Tuck School at Dartmouth College and a B.S. from the University of Minnesota.

No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of the Company.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR each of the nominees named in this proxy statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF REGISTERED INDEPENDENT PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte & Touche”) as our registered independent public accounting firm to audit our consolidated financial statements for 2005. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Deloitte & Touche as our registered independent public accounting firm during 2004 and 2003. There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. A representative of Deloitte & Touche is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement on behalf of Deloitte & Touche if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

In addition to retaining Deloitte & Touche to audit our consolidated financial statements for 2003, we retained Deloitte & Touche, as well as other accounting and consulting firms to provide advisory, auditing, and consulting services in 2003. We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our Audit Committee has restricted the non-audit services that Deloitte & Touche may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor,” effective April 2003.

Under these policies, with Audit Committee pre-approval, the Company may use Deloitte & Touche for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that the Company requests Deloitte & Touche to undertake to provide assurances on matters not required by laws or regulations.

The aggregate fees billed for professional services by Deloitte & Touche in 2004 and 2003 for these various services were approximately:

Type of Fees	2004	2003
Audit Fees	$829,000	$378,000
Audit-Related Fees	64,000	81,000
Tax Fees	123,000	127,000
All Other Fees	—	1,038,000

Total	$1,016,000	$1,624,000

“Audit fees” are fees we paid Deloitte & Touche for professional services for the audit of our consolidated financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements including the audit required by Section 404 of the Sarbanes-Oxley Act of 2002. “Audit-related fees” are fees billed by Deloitte & Touche for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. “Tax fees” are fees for tax compliance, tax advice, and tax planning. “All other fees” are fees billed by Deloitte & Touche to us for any services not included in the first three categories. None of the services disclosed above under “Audit Related Fees,” “Tax Fees,” or “All Other Fees” was approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

The aggregate fees billed by Deloitte & Touche for other professional services in 2003 predominantly consisted of services rendered in connection with the design and implementation of our new information systems. Deloitte & Touche fees associated with these new information systems for 2003 totaled approximately $1,038,000. The Audit Committee acknowledged that the regulations adopted by the SEC include certain transitional provisions that would permit Deloitte & Touche to continue providing otherwise prohibited services until May 6, 2004, so long as the services were provided pursuant to a contract entered into prior to May 6, 2003. The Audit Committee was notified that certain services continued to be provided by Deloitte & Touche, and subject to these transitional provisions, those services were approved. All Deloitte & Touche services subject to these transitional provisions were completed prior to December 31, 2003.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of the Company’s registered independent public accounting firm.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of Deloitte & Touche as our registered independent public accounting firm.

PROPOSAL NO. 3

APPROVAL OF THE NAUTILUS, INC. 2005 LONG TERM INCENTIVE PLAN

Broad-based equity compensation is an essential and long-standing element of the Company’s culture and success. It continues to be a critical element to attract and retain the most talented employees, officers and directors available to execute the Company’s long-term growth plan. Historically, the Company has used stock option awards as equity incentives and in 2004 granted options at market prices to employees at various levels throughout the organization. Equity-based compensation provides an opportunity for employees, officers and directors to acquire an interest in the Company, and thus provides rewards for exceptional performance and long-term incentives for their future contributions to the Company’s success and ultimately shareholder value.

The Company currently awards stock options to Company executives, employees and non-employee directors through the 1995 Company Stock Option Plan, as amended (the “Current Plan”) which expires in June 2005.

On March 30, 2005, the Board of Directors adopted, subject to shareholder approval, the Nautilus, Inc. 2005 Long Term Incentive Plan (the “2005 Plan”). The 2005 Plan reserves 4,000,000 shares of common stock for issuance under the plan. The 2005 Plan allows for increased flexibility in the types of equity awards that can be granted in the future, whereas the Current Plan only allows for stock options grants. The greater flexibility of the 2005 Plan, in types and specific terms of awards, will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value. Shareholder approval of the 2005 Plan will permit the Company to award long-term equity incentive compensation that achieves these goals.

As of December 31, 2004 the Company had 219,384 shares of common stock remaining for future awards under the Current Plan. Upon shareholder approval of the 2005 Plan, any remaining shares available for future awards under the Current Plan will become available for issuance in connection with awards made under the 2005 Plan. Additionally the Company is requesting 4,000,000 new shares of common stock be approved for future awards under the 2005 Plan.

The following is a summary of the material terms of the 2005 Plan and is qualified in its entirety by reference to the 2005 Plan. A copy of the 2005 Plan is attached to this proxy statement as Appendix A.

SUMMARY OF THE NAUTILUS, INC. 2005 LONG TERM INCENTIVE PLAN

General

The purpose of the 2005 Plan is to advance the interests of the Company by enhancing the Company’s ability to attract and retain highly qualified personnel and directors and aligning the long-term interests of participants with those of shareholders. The 2005 Plan permits the grant of the following types of awards:

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	performance units; and

•	stock units.

Administration

The Compensation Committee of the Board of Directors (the “Committee”) will generally administer the 2005 Plan. The Committee is wholly comprised of directors who are deemed “independent” for purposes of applicable of the New York Stock Exchange and the Securities and Exchange Commission.

The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2005 Plan. In addition, the Committee has the authority to interpret the 2005 Plan and the awards granted under the plan, and establish rules and regulations for the administration of the plan.

The Committee may delegate certain administrative duties associated with the 2005 Plan to the Company’s officers, including the maintenance of records of the awards and the interpretation of the terms of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to executive officers of the Company, provided that such subcommittee or executive officers cannot be authorized to grant awards to executive officers.

Participants

Awards under the 2005 Plan may be granted to any person who is (i) an employee of the Company, (ii) a non-employee member of the Board of Directors or the board of directors of any Company subsidiary, or (iii) a consultant who provides services to the Company; provided that stock appreciation rights and non-qualified stock options shall be granted only to persons as to which Nautilus is the “service recipient,” as such term is defined in Section 409A of the Internal Revenue Code.

Effective Date and Expiration of the 2005 Plan

The 2005 Plan will become effective on June 6, 2005, subject to shareholder approval at the 2005 annual meeting of shareholders. The 2005 Plan will terminate on June 5, 2015, unless all shares available for issuance have been issued, the plain is earlier terminated by the Board or the Committee, or the plan is extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2005 Plan prior to the termination date may extend beyond the end of such period through the award’s normal expiration date.

Shares Subject to the 2005 Plan

The aggregate number of shares of the common stock authorized for issuance as awards under the 2005 Plan is 4,000,000, plus any shares reserved under the Current Plan that are not subject to grant on June 6, 2005 or as to which the option award is forfeited on or after June 6, 2005. The maximum aggregate number of shares of common stock subject to stock options or stock appreciation rights which may be granted to any one participant in any one year under the 2005 Plan is 1,000,000. The maximum aggregate number of shares of common stock subject to restricted stock or stock unit awards which may be granted to any one participant in any one year under the 2005 Plan is 1,000,000.

The aggregate number of shares available for issuance under the 2005 Plan shall be reduced by two (2) shares for each share delivered in settlement of any stock appreciation rights, restricted stock, stock unit or performance unit award, and one (1) share for each share delivered in settlement of a stock option award.

Plan Awards

Under the 2005 Plan, the Committee can grant stock options, stock appreciation rights, restricted stock, stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the 2005 Plan. Subject to the limitations set forth in the 2005 Plan, the terms and conditions of each award shall generally be governed by the particular document or agreement granting the award. The terms and conditions set forth in an award agreement may include, as appropriate:

•	deemed issuance date;

•	expiration date;

•	number of shares covered by the award;

•	acceptable means of payment;

•	price per share payable upon exercise;

•	applicable vesting schedule;

•	individual performance criteria;

•	Company or group performance criteria;

•	continued employment requirement;

•	transfer restrictions; or

•	any other terms or conditions deemed appropriate by the Committee, in each case not inconsistent with the 2005 Plan.

Stock Options and Stock Appreciation Rights. The holder of an option will be entitled to purchase a number of shares of common stock at an exercise price not less than 100% of the fair market value of a share on the date of grant during a specified time period, as determined by the Committee. The option exercise price shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned shares. Other than in connection with a change in the capitalization of the Company, the exercise price of an option may not be reduced without shareholder approval.

The holder of a stock appreciation right will be entitled to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of shares equal to or otherwise based on the excess of the market value of a share at the time of exercise over the exercise price of the right.

Restricted Stock and Stock Units. The holder of restricted stock will own shares of common stock subject to restrictions imposed by the Committee and subject to forfeiture to the Company if the holder does not satisfy certain requirements (including, for example, continued employment with the Company) for a specified period of time. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee, provided that the holder has satisfied certain requirements (including, for example, continued employment with the Company until such future date).

Performance Units. The holder of performance units will have the right, subject to any restrictions imposed by the Committee to receive shares or cash upon achievement of certain goals relating to performance.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the 2005 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Anti-dilution and Corporate Events

In the event of any stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event, the Committee is entitled to appropriately and equitably adjust the number and kind of shares or other securities which are subject to the 2005 Plan or subject to any award under the plan.

Subject to any restrictive terms which may be set forth in award agreements, in the event the Company is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation) for accelerated vesting and accelerated expiration, or for settlement in cash.

Termination or Amendment of the 2005 Plan

The Board may generally amend or terminate the 2005 Plan as determined to be advisable. Shareholder approval may also be required for certain amendments pursuant to the Internal Revenue Code, the rules of the New York Stock Exchange, or rules of the Securities and Exchange Commission. No amendment or alteration of the 2005 Plan may be made which would impair the rights of any participant under any outstanding award, without such participant’s consent, provided that no consent is required with respect to any amendment or alteration if the Committee determines that such amendment or alteration is either:

•	required or advisable in order for the Company, the 2005 Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or

•	not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the approval and adoption of the 2005 Plan.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP TABLE

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock as of April 10, 2005 by: (1) each director and director nominee; (2) each executive officer whose name appears in the summary compensation table; (3) all persons that we know are beneficial owners of more than 5% of our common stock; and (4) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the common stock listed.

Directors, Executive Officers and 5% Shareholders	Shares Beneficially Owned
	Number		Percentage(1)
Endowment Capital, L.P. 1105 N. Market Street, 15th Floor Wilmington, DE 19801	1,757,779		5.2%
Friess Associates LLC 115 East Snow King Jackson, WY 83001	1,875,000		5.7%
Greggory C. Hammann	275,000	(2)	*
Timothy E. Hawkins	18,000	(3)	*
Darryl K. Thomas	10,000	(4)	*
Rod W. Rice	380,822	(5)	1.1%
Stephen L. Eichen	21,500	(6)	*
Kevin T. Lamar	—		*
Randal R. Potter	100		*
Paul F. Little	1,535,915	(7)	4.6%
Frederick T. Hull	23,880	(8)	*
James M. Weber	21,580	(9)	*
Peter A. Allen	17,800	(10)	*
Robert S. Falcone	18,000	(11)	*
Donald W. Keeble	—		*
Diane L. Neal	—		*
Directors and executive officers collectively (14 persons)	2,322,597		6.9%

*	Less than 1%.

(1)	All percentages have been calculated assuming that 33,190,288 shares of our common stock are issued and outstanding. Shares which the person or group has the right to acquire within 60 days after April 10, 2005 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group.
(2)	Includes 275,000 shares issuable upon the exercise of options.
(3)	Includes 18,000 shares issuable upon the exercise of options.
(4)	Includes 10,000 shares issuable upon the exercise of options.
(5)	Includes 101,000 shares issuable upon exercise of options.
(6)	Includes 21,500 shares issuable upon exercise of options.
(7)	Includes 29,785 shares issuable upon the exercise of options, and 557,009 shares held by Westover Investments, Inc., of which Mr. Little is the sole shareholder and director.
(8)	Includes 21,280 shares issuable upon exercise of options.
(9)	Includes 21,280 shares issuable upon exercise of options.
(10)	Includes 17,500 shares issuable upon exercise of options.
(11)	Includes 15,000 shares issuable upon exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements during 2004 were met, except that each of Rod W. Rice, Randal R. Potter and Kevin T. Lamar failed to timely file a Form 4 to reflect one stock option grant covering 40,000 shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company incurred royalty expense related to sales of Bowflex products under an agreement with a shareholder of the Company. When the Company was privately held, the shareholder separately negotiated an agreement in 1992 with Brian R. Cook, our former Chief Executive Officer and Chairman of the Board, and a former director of the Company. That separate agreement stipulates that annual royalties above $90,000 would be paid 60% to the shareholder, 20% to Mr. Cook and 20% to the former director. Mr. Cook earned $350,600 in 2004 under this agreement. Both agreements expired in April 2004.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold and the year in which they began serving in their respective capacities. The Board of Directors elects all officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current position(s) with Nautilus	Officer Since
Greggory C. Hammann	42	President, Chief Executive Officer and Chairman	2003
Timothy E. Hawkins	38	Chief Customer Officer and Chief Marketing Officer	2004
William D. Meadowcroft	42	Chief Financial Officer, Secretary and Treasurer	2004
Stephen L. Eichen	51	Chief Information Officer	2004
Darryl K. Thomas	45	Sr. Vice President, Strategic Planning and International Operations	2004
Wayne M. Bolio	48	Sr. Vice President, Law and General Counsel	2004
Holly B. Valkama	44	Sr. Vice President, Manufacturing and Operations	2004
Patrick A. Warner	35	Sr. Vice President, Product Development	2004
Ronald D. Arp	42	Sr. Vice President, Corporate Communications	2004

For information on Greggory C. Hammann’s business background, see “Nominees” under “Election of Directors” above.

Timothy E. Hawkins joined Nautilus in February 2004 as Chief Customer Officer and assumed the duties of Chief Marketing Officer in October 2004. Prior to joining Nautilus, Mr. Hawkins was Vice President of Sales for Levi Strauss and Company, a global leader in the apparel industry, where he began his service in November 2001. From April 1997 to November 2001, Mr. Hawkins led various National Account sales groups for the Fountain Division of Coca-Cola. Prior to Coca-Cola, Mr. Hawkins held executive marketing positions with Famous Footwear and sales management positions with Rayovac Corp. Mr. Hawkins received a B.A. from the University of Wisconsin-Whitewater.

William D. Meadowcroft joined Nautilus in 2000 as the Corporate Controller. Mr. Meadowcroft was appointed as Principal Accounting Officer in July 2004 and Chief Financial Officer, Secretary and Treasurer in March 2005. Mr. Meadowcroft has 20 years of accounting and finance experience, including eight with Deloitte & Touche in Portland, Oregon and Ernst & Young in Providence, Rhode Island. From 1997 to 2000, he worked as Controller for the American Automobile Association of Oregon/Idaho, which represents and protects motorists’ interests. Mr. Meadowcroft has been a Certified Public Accountant in Oregon, has a B.S. in Accounting from Pennsylvania State University, and has a M. Div. degree from Western Seminary in Portland, Oregon.

Stephen L. Eichen has been with Nautilus since September 2002, serving first as the Vice President of Information Technology for the Direct Division. Mr. Eichen was promoted to Chief Information Officer in March 2004. Prior to joining Nautilus, Mr. Eichen was a Senior Manager for Deloitte & Touche LLP, providing information systems and project management consulting services, from 1999 to 2002. From 1985 to 1999, Mr. Eichen held operations management and senior information systems management positions for The Boeing Company. Prior to The Boeing Company, Mr. Eichen served as Senior Associate for the Institute of Management Resources from 1982 to 1985, an operations and systems consulting company serving Fortune 500 manufacturing clients. He has been certified C.P.I.M. by the American Production and Inventory Control Society, and is a member of the Project Management Institute. Mr. Eichen received his B.S. in Biology and his M.S. in Management and Policy Sciences from the State University of New York at Stony Brook.

Darryl K. Thomas joined Nautilus in January 2004 as Senior Vice President, Strategic Planning and assumed the Senior Vice President, International Operations responsibilities in May 2004. From February 2002 to January 2004, Mr. Thomas served in a variety of executive marketing and strategic planning positions with Levi Strauss and Company, a global leader in the apparel industry. From 1988 to 2002, Mr. Thomas held a variety of positions in global sales management, sales training and planning with The Coca-Cola Company. Prior to Coca-Cola, he held sales related positions at Xerox Corporation and AT&T. Mr. Thomas received a B.B.A. from the University of North Texas and an M.B.A. from the University of Texas at Austin.

Wayne M. Bolio was appointed Senior Vice President, Law and General Counsel in May 2004. Mr. Bolio joined Nautilus in June 2003 as Vice President, Human Resources. He was appointed Senior Vice President, Human Resources in March 2004. From 1997 to 2002 he served as the chief human resources officer for Consolidated Freightways, a major transportation company, and most recently held the position of Vice President of Human Resources and Assistant General Counsel. Prior to that, he was employed by Southern Pacific Transportation Company as Assistant General Counsel with responsibility for labor relations, human resources, and employment law matters. Mr. Bolio received a B.A. from the University of California at Berkeley and a J.D. from UCLA.

Holly B. Valkama joined Nautilus in May 2004 as Senior Vice President, Manufacturing & Operations. Prior to joining Nautilus, Ms. Valkama was Senior Vice President of Operations for Renaissance Mark, a leader in label packaging solutions. From 1999 to 2002 she held executive positions in operations and general management with Thomas & Betts, Inc. in its electrical and electronics divisions. Thomas & Betts is a designer and manufacturer of electrical connectors and components used in industrial, commercial, communications, and utility markets. Prior to Thomas & Betts, Ms. Valkama served in various positions in operations, strategy and general management with Smurfit-Stone Container Corp. and Medline Industries. She earned a B.B.A. from Loyola University and M.B.A. from the Wharton School of the University of Pennsylvania.

Patrick A. Warner was appointed Senior Vice President, Product Development of Nautilus in June 2004. Mr. Warner joined Nautilus in January 2001 serving as the Chief Operating Officer of Nautilus Health and Fitness Group, Inc., our Commercial/Retail segment operations. From 1994 to 2000, he held various management positions in general operations and product development for Schwinn/GT Corporation, a global leader in bicycles and fitness equipment. Mr. Warner received a B.S. in Engineering from Purdue University.

Ronald D. Arp joined Nautilus in August 2004 as the Senior Vice President, Corporate Communications. Prior to joining Nautilus Mr. Arp served as senior vice president and general manager of the Portland, Oregon, office of public relations firm Fleishman-Hillard, where he counseled clients ranging from startups to Fortune 500 companies in manufacturing and technology. He was with Fleishman-Hillard for 16 years. Mr. Arp received a B.S. in economics and journalism from the University of Nebraska.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation we paid to our Chief Executive Officer and other executive officers for 2004. These individuals are referred to collectively in this proxy statement as the “Named Executive Officers.”

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation ($)(4)
Greggory C. Hammann, President and Chief Executive Officer(7)	2004 2003 2002	500,000 229,167 —	200,000 550,000 —	— 1,044,565 —	— — —	100,000 850,000 —	— — —	8,637 1,707,423 —

Timothy E. Hawkins, Chief Customer Officer and Chief Marketing Officer(5)	2004 2003 2002	229,168 — —	46,112 — —	156,137 — —	— — —	90,000 — —	— — —	— — —

Rod W. Rice, Former Chief Financial Officer and Secretary	2004 2003 2002	271,939 260,000 260,000	54,375 — 200,000	— — —	— — —	80,000 55,000 12,000	— — —	4,427 3,974 5,500

Darryl K. Thomas, Sr. Vice President, Strategic Planning and International Operations(6)	2004 2003 2002	200,961 — —	32,154 — —	108,748 — —	— — —	50,000 — —	— — —	— — —

Stephen L. Eichen, Chief Information Officer(8)	2004 2003 2002	208,980 195,000 53,463	33,437 11,700 45,000	— 15,197 —	— — —	50,000 20,000 10,000	— — —	5,938 1,462 —

Kevin T. Lamar, Former Chief Operating Officer(9)	2004 2003 2002	310,095 375,000 375,000	— 75,000 225,000	— — —	— — —	40,000 100,000 20,000	— — —	— 3,974 4,125

Randal R. Potter, Former Chief Marketing Officer(10)	2004 2003 2002	252,920 360,000 360,000	— 75,000 360,000	— — —	— — —	40,000 100,000 20,000	— — —	— 3,974 5,500

(1)	The positions listed are as of December 31, 2004. Our current executive officers and their titles are listed above under Executive Officers.

(2)	The 2004 salaries for Messrs. Hammann, Hawkins, Rice, Thomas, Eichen, Lamar and Potter were $500,000, $275,000, $275,000, $220,000, $210,000, $375,000 and $360,000, respectively. The salary amounts listed above are prorated based on hire date, departure date and timing of the 2004 annual compensation review. The 2005 salaries for Messrs. Hammann, Hawkins, Rice, Thomas and Eichen are $550,000, $286,000, $275,000, $229,000 and $224,700, respectively.
(3)	The Board of Directors has sole discretion in establishing bonus awards. All bonuses awarded in 2004, 2003 and 2002 were in accordance with the performance-based criteria established by the Board of Directors in January 2004, January 2003, and January 2002, respectively.
(4)	Except as described in note (7) below, All Other Compensation consists of Company matching contribution to the Nautilus, Inc. 401(k) Savings Plan.
(5)	In 2004, Mr. Hawkins received a one-time relocation bonus payment of $150,000 that vests in monthly installments over a two-year period. In addition, he received $6,137 for gross up for taxes associated with relocation expenses.
(6)	In 2004, Mr. Thomas received a one-time relocation bonus payment of $100,000 that vests in monthly installments over a two-year period. In addition, he received compensation of $8,748 for gross up for taxes associated with relocation expenses.
(7)	Mr. Hammann’s All Other Compensation for 2004 includes Company paid premiums for disability insurance in the amount of $5,768 and Company paid premiums for life insurance in the amount of $1,020. Mr. Hammann’s All Other Compensation for 2003 includes Company paid premiums for disability insurance in the amount of $6,403, and Company paid premiums for life insurance in the amount of $1,020, and stock options granted at an exercise price below market of $1,700,000 that vest in equal installments over a five year period.
(8)	Mr. Eichen received payments for corporate housing totalling $15,197 during 2003.
(9)	Mr. Lamar was employed by the Company through September 2004.
(10)	Mr. Potter was employed by the Company through July 2004.

Option Grants in Last Fiscal Year

The following table sets forth information concerning stock option grants to the Named Executive Officers during 2004.

Option Grants in Last Fiscal Year(1)

	Individual Grants				Grant Date Value
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In 2004(2)	Exercise Price ($/Share)(3)	Expiration Date	Grant Date Present Value ($)(4)
Greggory C. Hammann	100,000	7.9	15.66	6/7/2014	5.60

Timothy E. Hawkins	50,000 40,000	4.0 3.2	13.37 15.66	1/29/2014 6/7/2014	5.64 5.60

Rod W. Rice	40,000 40,000	3.2 3.2	14.25 15.66	2/4/2014 6/7/2014	6.01 5.60

Darryl K. Thomas	25,000 25,000	2.0 2.0	13.59 15.66	1/14/2014 6/7/2014	5.39 5.60

Stephen L. Eichen	25,000 25,000	2.0 2.0	14.25 15.66	2/4/2014 6/7/2014	6.01 5.60

Kevin T. Lamar	40,000	3.2	14.25	2/4/2014	6.01

Randal R. Potter	40,000	3.2	14.25	2/4/2014	6.01

(1)	Option grants in excess of 10,000 options vest in one-fifth increments on each of the first five anniversaries of the grant date.

(2)	During 2004, the Board of Directors granted options to purchase a total of 1,265,650 shares of Nautilus common stock.
(3)	The exercise price per share equaled the closing price of the shares on the day before the grant date. The exercise price may be adjusted in the future only upon the occurrence of specific events that would dilute the Company’s share capital.
(4)	The fair value of each option grant was estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions: (a) all options granted will vest as scheduled; (b) a dividend yield of 2.5%; (c) a risk-free interest rate of 4.2% – 4.7%; and (d) an expected volatility of 44% – 51%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes the number and value of options exercised by the Named Executive Officers during 2004 and the value of options held by such persons as of December 31, 2004.

Aggregated Option Exercises in 2004 and

Fiscal Year End Option Values(1)

			Number of Securities Underlying Unexercised Options at Year End (#)		Value of Unexercised In-the-Money Options at Year End ($)(3)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Greggory C. Hammann	—	—	170,000	780,000	2,682,600	11,581,400
Timothy E. Hawkins	—	—	—	90,000	—	880,400
Rod W. Rice	11,250	94,838	72,625	139,377	676,294	1,381,626
Darryl K. Thomas	—	—	—	50,000	—	477,250
Stephen L. Eichen	—	—	9,000	71,000	74,270	700,380
Kevin T. Lamar	132,500	1,040,027	—	—	—	—
Randal R. Potter	87,970	830,659	—	—	—	—

(1)	Where applicable, option amounts above reflect the 3 for 2 stock splits paid in August 2000, January 2001, and August 2001.
(2)	The value realized is calculated based on the closing price of the Company’s common stock as reported by the New York Stock Exchange on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.
(3)	The market value of underlying securities is based on the difference between the closing price of the Company’s common stock on December 31, 2004 (as reported by the New York Stock Exchange) and the exercise price.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements—General

Each of our Named Executive Officers has entered into an employment agreement with the Company. The salary under each of these agreements is set each year by the Board of Directors and is listed above in the Summary Compensation Table. The executives are also entitled to reimbursement for reasonable out-of-pocket expenses. The Company may terminate any of the employment agreements by providing the executive with between 3 and 12 months notice of such termination depending on the specific agreement. Upon the receipt of such notice, the Company may elect to employ the Executive Officer during the notice period or terminate employment immediately. In the event that the Company elects to terminate the Executive Officer for reasons other than cause as defined in the employment agreement, all unpaid salary that would have been paid to the executive during the remaining term of his employment would become immediately due and payable.

Employment Contracts, Termination of Employment and Change-In-Control Arrangements—President and Chief Executive Officer

In addition to the employment terms applicable to all our Named Executive Officers, our President and Chief Executive Officer, Greggory C. Hammann, is entitled to certain other payments and benefits under the terms of his employment agreement with the Company, dated July 2, 2003. The following is a summary of these terms.

Annual Bonus. Mr. Hammann earned a $550,000 annual bonus for 2003 in accordance with the terms of his employment agreement. This bonus was paid on April 1, 2004. Mr. Hammann’s 2004 annual bonus was not a fixed amount, but was determined in the same manner as bonuses paid to our other executive officers. Mr. Hammann earned a $200,000 annual bonus for 2004.

Relocation Bonus. Mr. Hammann was paid a one-time $1,000,000 relocation bonus that vests in equal annual installments over a three-year period. In the event that prior to July 2, 2006 Mr. Hammann is terminated for cause or terminates his employment for reasons other than certain Company acts outlined in the employment agreement, the unvested portion must be repaid to the Company.

Stock Options. Mr. Hammann was granted stock options with an exercise price of $8.39 per share for 850,000 shares of common stock that vest in equal annual installments over a five-year period. The exercise price is $2.00 less than the closing price of the shares on the day before the grant date.

Termination Without Cause. Should Mr. Hammann be terminated by the Company without cause or should Mr. Hammann terminate his employment in response to certain acts by the Company described in the employment agreement, Mr. Hammann is entitled to receive his base salary accrued through the date of termination plus severance equal to twelve months’ base salary. In addition, Mr. Hammann’s stock options shall continue to vest as if Mr. Hammann had remained employed during the twelve-month period in which he is entitled to receive severance pay. Mr. Hammann’s stock options shall also be exercisable for fifteen months after the date of termination of employment as to the shares vested on or before such date of termination and for fifteen months after the date of vesting as to shares vesting after the date of termination. Furthermore, if certain targets are satisfied at the end of the applicable fiscal year, Mr. Hammann will receive a pro rata bonus related to such year payable at such time as bonuses are paid to other senior executives.

Termination for Cause. If the Company terminates Mr. Hammann’s employment for cause, upon the death or disability of Mr. Hammann, or if Mr. Hammann terminates his employment for reasons other than the Company acts outlined in Mr. Hammann’s agreement, the Company shall have no payment obligations other than Mr. Hammann’s base salary accrued through the date of termination, and all further stock option vesting shall cease as of the date of termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is composed of Peter A. Allen (Chairman), Frederick T. Hull, Diane L. Neal and James M. Weber. All members of the Compensation Committee are non-employee, outside directors. Although Mr. Hammann, current President, Chief Executive Officer and Chairman of the Board participated in compensation discussions during 2004, he did not participate in any deliberations or decisions regarding this own compensation.

REPORT ON EXECUTIVE COMPENSATION *

The Compensation Committee of the Board of Directors administers our executive compensation program. The purpose of the Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to compensation of the Company’s executives, and to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

As part of its mandate, the Compensation Committee is responsible for: (1) determining the most effective overall executive compensation strategy based upon our needs and consistent with shareholder interests; (2) administering our executive compensation program and policies; (3) monitoring our performance and its relationship to executive compensation; and (4) reviewing and making appropriate changes to executive compensation as warranted.

Compensation Philosophy

The Company’s executive compensation program is designed to encourage, compensate and reward employees on the basis of individual and corporate performance, both in the short and long term. Each executive compensation package is comprised of a base salary and an annual incentive bonus tied to corporate and individual performance and is supplemented by long-term incentives in the form of stock options. The Compensation Committee believes that this compensation program increases the mutuality of interest between our executive officers and shareholders. In 2004, the Compensation Committee retained an independent compensation consulting firm to supply the Board and the Compensation Committee with competitive compensation information to facilitate the establishment of executive compensation levels for 2004.

Base Salary. The Compensation Committee sets base salaries for its executive officers at levels it believes are competitive with the base salaries paid by leading, comparably sized public companies in the healthy lifestyle products and retail industries. The Compensation Committee approves base salary ranges for our executive officers based on reviews of market data from peer group, industry and national surveys. Within each range, the Compensation Committee establishes a base salary for each executive officer based on individual performance, the executive officer’s level of responsibility and the importance of the position to us.

Annual Bonus. In the first quarter of each year, the Board of Directors establishes target corporate performance goals based on actual earnings per share and other significant factors, such as cash management, strategic business development and personnel management. At the end of each year, the Board of Directors evaluates corporate performance in light of these goals. If we meet or surpass the pre-established performance goals, the Compensation Committee generally will award a bonus to each executive officer equal to between 40% and 100% of his or her base salary. However, the Compensation Committee has absolute discretion in awarding annual bonuses and may award greater or lesser annual bonuses to one or more executive officers, whether or not the Company achieves its performance goals.

Stock Options. The Compensation Committee views stock options as the key long-term element in its performance-based executive compensation program. The Compensation Committee grants stock options to executive officers based on the Board’s estimation of each executive officer’s contribution to our long-term growth and profitability. Generally, each stock option granted to an executive officer has an exercise price equal to the market price on the day before the grant date and vests in one-fifth increments over a five-year period. See “Option Grants in Last Fiscal Year” for a summary of options granted to our executive officers during 2004.

Other Benefits. Executive officers participate in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that we can deduct for compensation paid to any of our most highly paid officers in any year. With the exception of our President and Chief Executive Officer, we generally do not expect any of our employee’s salary and bonus levels to exceed that limit. However, depending on individual and corporate performance, total compensation for certain executives may be greater than $1,000,000. The limit on deductibility, however, does not apply to performance-based compensation that meets certain requirements. Our current policy is generally to grant stock options that meet those requirements so that we may properly deduct option compensation recognized by an optionee.

2004 Compensation of Chief Executive Officer

Greggory C. Hammann replaced Mr. Brian Cook as CEO effective July 15, 2003 and as Chairman on March 1, 2004. Mr. Hammann’s compensation package was determined and approved by the Compensation Committee after consideration of chief executive compensation of comparably sized public companies in the healthy lifestyle products and retail industries, and in light of competitive practices among companies seeking to hire executives of Mr. Hammann’s stature.

Base Salary. The Compensation Committee determined and approved Mr. Hammann’s 2004 annual salary of $500,000. Mr. Hammann’s salary was determined in the same manner as described in “Base Salary” above with respect to all officers. The Compensation Committee will review Mr. Hammann’s base salary annually.

Annual Bonus. In 2004 Mr. Hammann earned a $200,000 annual bonus as determined and approved by the Compensation Committee in the same manner as described in “Annual Bonus” above with respect to all officers.

Stock Options. On June 7, 2004, Mr. Hammann was granted a stock option exercisable for 100,000 shares of common stock with an exercise price of $15.66 per share, which vests in equal annual installments over a five-year period. The exercise price equals the closing price of our common stock on the day before the grant date.

Other Benefits. Along with the other executive officers, our CEO participates in various broad-based employee benefit plans on substantially the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. We offer a 401(k) plan which allows employees to invest in an array of funds on a pre-tax basis and which provides for employer matching contributions of up to three percent of eligible compensation. We also maintain insurance and other benefits for our employees. The Company’s CEO also has a long-term disability and a life insurance policy as part of his compensation package.

Respectfully Submitted,

Peter A. Allen

Frederick T. Hull

Diane L. Neal

James M. Weber

* The Report of the Compensation Committee describes the compensation policies and rationale with respect to our executive officers during 2004. The information contained in the Report shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such Report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph and table comparing the cumulative total shareholder return of our common stock with the cumulative total return of the NYSE Composite Index and the S&P SmallCap 600 Index for the period commencing on May 5, 1999 (the date of our initial U.S. public offering) and ending on December 31, 2004. The S&P 600 Small Cap Index was chosen because we do not believe we can reasonably identify an industry index or specific peer issuer that would offer a meaningful comparison. The S&P SmallCap 600 Index represents a broad-based index of companies with similar market capitalization. Our common stock was added to the S&P SmallCap 600 on March 19, 2003.

The graph assumes that $100 was invested in our common stock at the initial United States public offering price and each index on May 5, 1999. The comparisons in this table are set forth in response to Securities and Exchange Commission disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the common stock.

REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS *

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is comprised of three non-employee, independent directors: Robert S. Falcone, Paul F. Little and Donald W. Keeble. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The registered independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee is responsible for the oversight of the Company’s internal accounting and financial reporting process and the review of the audited financial statements of the Company, together with a discussion of pertinent matters with management and the Company’s registered independent public accounting firm.

The Audit Committee acts under a written charter adopted and approved by our Board of Directors as described under “The Audit Committee” above. The members of the Audit Committee are “independent,” as such term is defined under applicable New York Stock Exchange listing standards. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2004 with management and Deloitte & Touche LLP, the Company’s registered independent public accounting firm. In addition the Audit Committee has discussed and reviewed with the registered independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, and, with and without management present, discussed and reviewed the results of the registered independent public accounting firm’s audit of the financial statements. Additionally, the Audit Committee has received the written disclosures and a letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” and has discussed with Deloitte & Touche LLP the auditor’s independence.

Based on the foregoing reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

Robert S. Falcone

Donald W. Keeble

Paul F. Little

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this Proxy Statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act of 1934 (together the “Acts”), except to the extent the Company specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

SHAREHOLDER PROPOSALS

To be considered for inclusion in our 2006 proxy statement, we must receive all shareholder proposals intended to be presented at our 2006 annual meeting of shareholders at our principal executive office no later than December 27, 2005. Our amended and restated bylaws require shareholders to deliver proposals they intend to present at our 2006 annual meeting to our principal executive office no later than 120 calendar days (December 27, 2005), and no earlier than 180 calendar days (October 28, 2005), prior to the first anniversary of our 2005 annual meeting.

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement, the Board of Directors is not aware of any other matters that may come before the annual meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the annual meeting.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the annual meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

William D. Meadowcroft
Chief Financial Officer, Secretary and Treasurer

Vancouver, Washington

April 15, 2005

Appendix A

NAUTILUS, INC.

2005 LONG TERM INCENTIVE PLAN

1. PURPOSE

The purpose of the Nautilus, Inc. 2005 Long Term Incentive Plan (the “Plan”) is to advance the interests of Nautilus, Inc., a Washington corporation (“Nautilus”), and its Subsidiaries (Nautilus and its Subsidiaries hereinafter collectively, the “Corporation”), by enhancing the Corporation’s ability to attract and retain highly qualified personnel and directors and aligning the long-term interests of participants with those of shareholders. This Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance units and stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2. DEFINITIONS

(a) “Award” means a stock option, stock appreciation right, restricted stock, performance unit or stock unit granted to a Participant pursuant to the Plan.

(b) “Board of Directors” means the Board of Directors of Nautilus.

(c) “Code” shall mean the Internal Revenue Code of 1986, as such is amended from time to time, and any reference to a section of the Code shall include any successor provision of the Code.

(d) “Committee” shall mean the committee appointed by the Board of Directors from among its members to administer the Plan pursuant to Section 3.

(e) “Common Stock” shall mean the common stock, without par value, authorized for issuance by Nautilus.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(g) “Executive Officer” shall mean any “officer” of Nautilus as such term is defined in Rule 16a-1 under the Exchange Act.

(h) “Fair Market Value” shall mean (i) if the Common Stock is listed on the New York Stock Exchange (“NYSE”), the closing per share sales price for the Common Stock on the NYSE on the trading day immediately preceding the date of grant, or (ii) if the Common Stock is listed on the NASDAQ National Market, the closing per share sales price for the Common Stock on the preceding trading day as reported by the NASDAQ National Market, or (iii) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share last quoted on a single trading day by an established quotation service for over-the-counter securities. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

(i) “Outside Director” shall mean a member of the Board of Directors who is not otherwise an employee of the Corporation.

(j) “Participants” shall mean those individuals to whom Awards have been granted from time to time and any authorized transferee of such individuals.

(k) “Performance Award” means an Award that vests only upon the satisfaction of one or more of the Qualifying Performance Criteria specified in Section 11(b).

(l) “Plan” means the Nautilus, Inc. 2005 Long Term Incentive Plan.

(m) “Share” shall mean a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 11.

(n) “Subsidiary” means any corporation or entity in which Nautilus owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such corporation or entity.

3. ADMINISTRATION

(a) Composition of Committee. This Plan shall be administered by the Committee. The Committee shall consist of two or more Outside Directors who shall be appointed by the Board of Directors. The Board of Directors shall fill vacancies on the Committee and may from time to time remove or add members of the Committee. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and in such instances references herein to the Committee shall refer to the Board of Directors.

(b) Delegation and Administration. The Committee may delegate to one or more separate committees (any such committee a “Subcommittee”) composed of one or more members of the Board of Directors (who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in Section 3(c) with respect to any Participant who is not an Executive Officer, and such actions shall be treated for all purposes as if taken by the Committee. The Committee may delegate to an Executive Officer the authority to grant Awards to any Participant who is not an Executive Officer within parameters established by the Committee. Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such Subcommittee. The Committee may delegate the administration of the Plan to an officer or officers of the Corporation, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, to process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, to interpret the terms of Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

(c) Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder, and the timing of any such Awards;

(iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12;

(vii) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an employee under the Plan (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status) and upon the vesting, expiration or forfeiture of an Award in the case of (i) any individual who is employed by an entity that ceases to be a Subsidiary, (ii) any leave of absence approved by the Corporation, (iii) any transfer between locations of employment with Nautilus or a Subsidiary or between Nautilus and any Subsidiary or between any Subsidiaries, (iv) any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa, and (v) any employee who at the request of the Corporation becomes employed by any partnership, joint venture, corporation or other entity not meeting the requirements of a Subsidiary.

(e) Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Corporation and such attorneys, consultants and accountants as it may select. A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

4. PARTICIPANTS

Awards under the Plan may be granted to any person who is (i) an employee of the Corporation, (ii) a non-employee member of the Board of Directors or the board of directors of any Subsidiary, or (iii) a consultant who provides services to the Corporation; provided, that SAR’s and Non-Qualified Stock Options shall be granted only to persons as to which Nautilus is the “service recipient,” as such term is defined in Section 409A of the Code.

5. EFFECTIVE DATE AND EXPIRATION OF PLAN

(a) Effective Date. This Plan was approved by the Board of Directors on March 30, 2005, and will become effective on June 6, 2005, subject to shareholder approval at the 2005 Annual Meeting of the shareholders of Nautilus.

(c) Expiration Date. The Plan shall remain available for the grant of Awards until the earliest of (i) June 5, 2015, or (ii) the date on which all Shares available for issuance under the Plan have been issued as fully-vested Shares. The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6. SHARES SUBJECT TO THE PLAN

(a) Aggregate Limits. Subject to adjustment as provided in Section 11, the aggregate number of Shares authorized for issuance as Awards under the Plan is 4,000,000, plus any Shares reserved under the Corporation’s Stock Option Plan, dated June 20, 1995, as amended, that are not subject to a grant on June 6, 2005 or as to which the option award is forfeited on or after June 6, 2005. The Shares subject to the Plan may be either Shares reacquired by Nautilus, including Shares purchased in the open market, or authorized but unissued Shares. Any Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. The aggregate number of Shares available for issuance under the Plan shall be reduced by two (2) Shares for each Share delivered in settlement of any SAR, Restricted Stock, Stock Unit or Performance Unit Award, and one (1) Share for each Share delivered in settlement of a Stock Option Award.

(b) Tax Code Limits. The aggregate number of Shares subject to stock options or stock appreciation rights granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000. The aggregate number of Shares subject to restricted stock or stock unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under Section 12, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The aggregate number of Shares issued pursuant to incentive stock options granted under the Plan shall not exceed 4,000,000, which limitation shall be subject to adjustment under Section 12 only to the extent that such adjustment is consistent with adjustments permitted of a plan authorizing incentive stock options under Section 422 of the Code.

7. PLAN AWARDS

(a) Award Types. The Committee, on behalf of the Corporation, is authorized under this Plan to grant, award and enter into the following arrangements or benefits under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: stock options, stock appreciation rights, restricted stock and stock units. Such arrangements and benefits are sometimes referred to herein as “Awards.” The Committee, in its discretion, may determine that any Award granted hereunder shall be a Performance Award.

(i) Stock Options. A “Stock Option” is a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award (the “Option Agreement”). The Committee may grant Stock Options intended to be eligible to qualify as incentive stock options (“ISOs”) pursuant to Section 422 of the Code and Stock Options that are not intended to qualify as ISOs (“Non-qualified Stock Options”), as it, in its sole discretion, shall determine.

(ii) Stock Appreciation Rights. A “Stock Appreciation Right” or “SAR” is a right to receive, in cash or stock (as determined by the Committee), value with respect to a specific number of Shares equal to or otherwise based on the excess of (i) the market value of a Share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

(iii) Restricted Stock. A “Restricted Stock” Award is an award of Shares, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “Restricted Stock Agreement”).

(iv) Stock Unit. A “Stock Unit” Award is an award of a right to receive, in cash or stock (as determined by the Committee) the market value of one Share, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to such conditions as are expressed in the document(s) evidencing the Award (the “Stock Unit Agreement”).

(v) Performance Unit. A “Performance Unit” consists of the right to receive Shares or cash upon achievement of certain goals related to performance as are expressed in the document(s) evidencing the Award (the “Performance Unit Agreement”).

(b) Grants of Awards. An Award may consist of one of the foregoing arrangements or benefits or two or more of them in tandem or in the alternative.

8. STOCK OPTIONS AND SARS

The Committee may grant Stock Options or SARs at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. No Participant shall have any rights as a shareholder with respect to any Shares subject to Stock Options or SARs hereunder until said Shares have been issued. Each Stock Option or SAR shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Non-qualified Stock Option. Stock Options or SARs granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) Price. The purchase price (also referred to as the exercise price) under each Stock Option or SAR granted hereunder shall be established by the Committee. The purchase price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation by delivery of already owned Shares, withholding (either actually or by attestation) of Shares otherwise issuable under such Stock Option, and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(b) No Repricing. Other than in connection with a change in the capitalization of Nautilus (as described in Section 12 of the Plan), the exercise price of an Option or SAR may not be reduced without shareholder approval.

(c) Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such time and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of a Stock Option, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option.

(d) Suspension or Termination of Stock Options and SARs. If at any time (including after a notice of exercise has been delivered) the Committee, including any Subcommittee or administrator authorized pursuant to Section 3(b) (any such person, an “Authorized Officer”), reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant’s right to exercise any Stock Option or SAR pending a determination of whether an act of misconduct has been committed. If the Committee or an Authorized Officer determines a Participant, other than an Outside Director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, or if a Participant breaches an agreement between the Participant and the Corporation, makes an unauthorized disclosure of any Corporation trade secret or confidential information, engages in any conduct constituting unfair competition, or induces any customer to breach a contract with the Corporation, neither the Participant nor his or her estate shall be entitled to exercise any Stock Option or SAR whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing shall be final, conclusive, and binding on all interested parties. For any Participant who is an Executive Officer, the determination of the Committee or of the Authorized Officer shall be subject to the approval of the Board of Directors.

(e) Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify prior to the exercise of such Stock Option or SAR, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions. The obligation to make payments with respect to SARs may be satisfied through cash payments or the delivery of Shares, or a combination thereof as the Committee shall determine.

(f) Other Terms and Conditions. Stock Options and SARs may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(g) ISOs. Stock Options intending to qualify as ISOs may only be granted to employees of the Corporation within the meaning of the Code, as determined by the Committee. No ISO shall be granted to any person if immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Corporation, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Corporation. To the extent that the Option Agreement specifies that a Stock Option is intended to be treated as an ISO, the Stock Option is intended to qualify to the greatest extent possible as an “incentive stock option” within the meaning of Section 422 of the Code, and shall be so construed; provided, however, that any such designation shall not be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that the Stock Option is or will be determined to qualify as an ISO. If and to the extent that any Shares are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause a Stock Option to cease to qualify as an ISO pursuant to the Code and by accepting a Stock Option the Participant agrees in advance to such disqualifying action.

9. RESTRICTED STOCK AND STOCK UNITS

The Committee may grant Restricted Stock or Stock Units at any time and from time to time prior to the expiration of the Plan to eligible Participants selected by the Committee. A Participant shall have rights as a shareholder with respect to any Shares subject to a Restricted Stock Award hereunder only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award. Awards of Restricted Stock or Stock Units shall be evidenced only by such agreements, notices and/or terms or conditions documented in such form (including by electronic communications) as may be approved by the Committee. Awards of Restricted Stock or Stock Units granted pursuant to the Plan need not be identical but each must contain or be subject to the following terms and conditions:

(a) Terms and Conditions. Each Restricted Stock Agreement and each Stock Unit Agreement shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such, (b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(b) Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Restricted Stock or Stock Units shall be sold or awarded to a Participant, which may vary from time to time and among Participants.

(c) Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(d) Termination of Employment. The Restricted Stock or Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

(e) Stock Units. Except to the extent this Plan or the Committee specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Corporation and do not confer any of the rights of a shareholder until Shares are issued thereunder. Settlement of Stock Units upon expiration of the vesting period shall be made in Shares or otherwise as determined by the Committee. The number of Shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is so settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 12. Any Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

10. PERFORMANCE UNITS

(a) General. The Committee shall have authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive Shares or cash upon achievement of certain goals relating to performance (“Performance Goals”) and may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by, and be subject to the terms of, an Agreement which will become effective upon execution by the Participant. The time period during which a Performance Unit Award shall be earned shall be the “Performance Period,” and, except in the year in which the Plan is adopted, shall be at least one (1) Fiscal Year in length. Performance Units may be subject to Performance Goals which shall be established by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Performance Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Performance Unit Award is granted.

(b) Earning Performance Unit Awards. After the applicable Performance Period shall have ended, the Committee shall determine the extent to which the established Performance Goals have been achieved.

(c) Termination of Employment. The Performance Unit Agreement may provide for the forfeiture or cancellation of the Performance Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted.

11. OTHER PROVISIONS APPLICABLE TO AWARDS

(a) Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms; provided further, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance that does not qualify under this Section 11(a) shall be void and unenforceable against the Corporation.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total shareholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue or revenue growth, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product release schedules, (r) new product innovation, (s) product cost reduction through advanced technology, (t) brand recognition/acceptance, (u) product ship targets, or (v) customer satisfaction. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year. Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award, the number of Shares, Stock Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(c) Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d) Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

(e) Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by Nautilus issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the

Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

12. ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a) The existence of outstanding Awards shall not affect in any way the right or power of Nautilus or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the capital structure or business of Nautilus, or any merger or consolidation of Nautilus or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of Nautilus or the rights thereof, or the dissolution or liquidation of Nautilus, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (i) the issuance by Nautilus of shares of stock or any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Nautilus convertible into such shares or other securities, (ii) the payment of a dividend in property other than Shares, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Stock Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine, in its sole discretion, that an adjustment is necessary or appropriate.

(b) If the outstanding Shares or other securities of Nautilus, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the Shares or other securities of Nautilus, the Committee may appropriately and equitably adjust the number and kind of Shares or other securities which are subject to this Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price.

(c) No right to purchase fractional Shares shall result from any adjustment in Stock Options or SARs pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d) Any agreements or other documents evidencing Awards may include such terms relating to the effect of any merger, reorganization or changes in control affecting Nautilus as the Committee determines in its discretion to be appropriate. Subject to any such terms, in the event Nautilus is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Nautilus (if Nautilus is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

13. LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Board of Directors determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised in whole or in part and a Restricted Stock or Stock Unit Award shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained.

14. TERMINATION OR AMENDMENT OF THE PLAN

The Board of Directors may amend, alter or discontinue the Plan and the Board or the Committee may to the extent permitted by the Plan amend any agreement or other document evidencing an Award made under this Plan, provided, however, that Nautilus shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 12) required to be submitted for shareholder approval by the rules of any exchange or automated quotation system on which the Shares are listed for trading or that otherwise would:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Stock Options may be granted below the price provided for in Section 8(a);

(c) reduce the exercise price of outstanding Stock Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants; or

(f) increase the limits provided for in Section 6.

In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Corporation, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

15. PARTICIPANTS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or advisable to comply with provisions of the laws of foreign countries in which the Corporation may operate.

16. WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise with respect to any Award or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

17. GENERAL PROVISIONS

(a) Employment At Will. Neither the Plan nor the grant of any Award nor any action by Nautilus, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ Nautilus or a Subsidiary. Nautilus and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever in the sole discretion of Nautilus or a Subsidiary, as the case may be, its interest may so require.

(b) Governing Law. This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Washington and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c) Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

18. NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or performance units otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards hereunder, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option or Award is effective and current or the Corporation has determined that such registration is unnecessary.

20. LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted hereunder.

Proxy - Nautilus, Inc.

Proxy for Annual Meeting of Shareholders to be Held June 6, 2005

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 15, 2005, and names, constitutes and appoints Greggory

C. Hammann and William D. Meadowcroft, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Nautilus, Inc., to be held at 10:00 a.m. PDT on June 6, 2005, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on April 11, 2005, with all the powers that the undersigned would possess if personally present.

The shareholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at 1400 NE 136th Avenue, Vancouver, Washington 98684, prior to the annual meeting. The power of the proxy holders shall also be suspended if the shareholder signed on the reverse side appears at the annual meeting and elects in writing to vote in person.

(Continued and to be voted on reverse side.)

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

• Call toll free 1-800-385-3197 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the simple instructions provided by the recorded message.

To vote using the Internet

• Go to the following web site:

WWW.COMPUTERSHARE.COM/US/PROXY

• Enter the information requested on your computer screen and follow the simple instructions.

C0123456789

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 5:30 p.m., Central Daylight Time on June 3, 2005.

THANK YOU FOR VOTING

MR A SAMPLE

DESIGNATION (IF ANY)

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Mark this box with an X if you have made

changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

For Withhold

For Withhold

For Withhold

01 - Peter A. Allen

04 - Frederick T. Hull

07 - Diane L. Neal

02 - Robert S. Falcone

05 - Donald W. Keeble

08 - James M. Weber

03 - Greggory C. Hammann

06 - Paul F. Little

B Issues

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF DELOITTE & TOUCHE

LLP AS OUR REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM.

For Against Abstain

2. Ratification of Selection of Independent Public

Accounting Firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE

APPROVAL AND ADOPTION OF THE NAUTILUS, INC. 2005 LONG TERM INCENTIVE PLAN.

4. Upon such other matters as may properly come before, or

incident to the conduct of the annual meeting or any

adjournment thereof, the proxy holders shall vote in such

manner as they determine to be in our best interests of

Nautilus, Inc. Management is not presently aware of any

such matters to be presented for action at the annual meeting.

3. Approval and adoption of the Nautilus, Inc. 2005

Long Term Incentive Plan.

For Against Abstain

Please mark the box, if you plan to attend the Meeting.

OUR BOARD OF DIRECTORS IS SOLICITING THIS PROXY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE NOMINEES

NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3.

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign below exactly as your name appears on this proxy card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s). If you receive more than one proxy card, please sign and return all such cards in the accompanying envelope.

Signature 1 - Please keep signature within the box Signature 2 - Please keep signature within the box Date (mm/dd/yyyy)

1 U P X HHH P P P P 00551051